Exhibit 10.55
Section:    3
Block:    780
Lots:    45 (f/k/a 45, 49 and 51)
County:    New York

Premises:	210 West 31st Street, New York, New York

BUILDING LOAN AGREEMENT
between
PACIFICCAL PC CORE LENDER, LLC,
AS LENDER

AND

210 WEST 31st STREET OWNER, LLC,
AS BORROWER

Date: As of December 1, 2016

This Agreement was prepared by:
MORRISON & FOERSTER LLP
250 West 55th Street
New York, New York 10019
Attention: Jeffrey J. Temple, Esq.

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TABLE OF CONTENTS

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LIST OF EXHIBITS AND SCHEDULES

Schedule 1	Licenses and Permits
Schedule 2	Trade List
Schedule 3	Plans and Specifications
Schedule 4	Advance Conditions
Exhibit A	Legal Description of Project
Exhibit B	Form of Section 22 Affidavit

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BUILDING LOAN AGREEMENT
THIS BUILDING LOAN AGREEMENT is made and entered into as of December 1, 2016, by and between 210 WEST 31st STREET OWNER, LLC, a Delaware limited liability company (“Borrower”), and PACIFICCAL PC CORE LENDER, LLC, a Delaware limited liability company (together with its successors and/or assigns, “Lender”).
R E C I T A L S:
A.    Borrower is the owner of a ground leasehold interest in that certain tract of land located in the City, County and State of New York and being more fully described in Exhibit A attached hereto (the “Land”).
B.    Borrower proposes to construct the Improvements (as hereinafter defined) on the Land and, in connection therewith has requested and applied to Lender for a loan in the amount of $7,410,000.00 (the “Building Loan Commitment”) for the purposes of paying certain costs pertaining to the Project (as hereinafter defined) including certain costs with respect to the construction and equipping of the Improvements, all of which said costs constitute a Cost of Improvement (as hereinafter defined). The Lender has agreed to make such loans on and subject to the terms and conditions hereinafter set forth.
A.Borrower has also requested and applied to Lender for (i) a loan in the amount of $32,650,000.00 for the purpose of acquiring its interest in the Land and (ii) a loan in the amount of $7,050,000.00 for the purpose of paying certain costs pertaining to the Premises, which costs do not constitute a Cost of Improvement. Lender has agreed to make such loans pursuant to the Acquisition and Project Loan Agreement, dated as of the date hereof, entered into by Borrower and Lender (the “Project Loan Agreement”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1

CERTAIN DEFINITIONS
Section 1.1    Certain Definitions. Unless separately defined in this Agreement, all capitalized terms used herein shall have the meaning assigned to such terms in the Project Loan Agreement. In addition, as used herein, the following terms have the meanings indicated:
“Agreement” means this Building Loan Agreement, as amended from time to time.
“Bond” means a Performance Bond and Labor and Material Payment Bond in the form approved by the American Institute of Architects and identified as Form AIA No. A‑311, and providing first dollar coverage, with the contractor or subcontractor (as the case may be) as principal, with a surety company licensed to do business in the state where the Project is located and reasonably acceptable to Lender and with Borrower and Lender listed as joint and several

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obligees. Bonds will be required from any contractor or subcontractor (a) with a contract or subcontract for a trade listed on Schedule 2 attached hereto (unless Lender in its reasonable discretion, upon advice from the Construction Consultant, agrees to waive such bonding requirement with respect to any contractor or subcontractor), which Schedule 2 shall be updated in connection with satisfaction of the terms of Section 8.6(d)(iii) of the Project Loan Agreement, or (b) required to be bonded pursuant to the Construction Management Agreement, prior to the funding of any Loans for the portion of the Construction Work to be performed by such contractors or subcontractors.
“Borrower” has the meaning assigned in the Preamble.
“Building Loan” and “Building Loans” have the meanings assigned in Section 2.1(1).
“Building Loan Commitment” has the meaning assigned in the Recitals.
“Building Loan Mortgage” means the Building Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing in the amount of the Total Building Loan Commitments and executed, dated and delivered by Borrower to Lender on the Closing Date, securing the Building Loan Note, as such mortgage may be modified, supplemented, amended and/or in effect from time to time.
“Building Loan Notes” has the meaning assigned to such term in Section 1.1 of the Project Loan Agreement.
“Change Order” means any modification, amendment and/or supplement to (a) the Plans and Specifications, (b) the Approved Budget, (c) the Construction Schedule, (d) the Construction Management Agreement or (e) any Contract.
“Consent and Agreement” means the consent and agreement executed by the parties thereto in accordance with the Assignment of Construction Documents and substantially in the same form as attached thereto.
“Construction Completion” means the date that the following conditions shall be satisfied:
(a)    Lender shall have reasonably determined that the Construction Work has been substantially completed in accordance with the Plans and Specifications, the Loan Documents and all Applicable Laws, subject only to the completion of Punch List Items, and Lender shall have received written certification from the Construction Consultant with respect to same; and
(b)    the deliveries required by Schedule 4 – Part B shall have been received and approved by Lender.
“Design Professional” means, collectively, the Architect, the Engineer or any other structural engineer or mechanical engineer and, to the extent reasonably requested by Lender, other design professionals relating to the Construction Work, as reasonably approved by Lender, and any reference in this Agreement to a certification or other document to be executed

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by the applicable Design Professional shall mean one or more of such Design Professionals designated in writing by Lender as the Design Professionals to execute such certification or document, depending on the areas of expertise covered by such certification or document.
“Event of Default” has the meaning assigned to such term in Article 10.
“Hard Costs” means the aggregate costs of all labor, materials, equipment and fixtures necessary for completion of construction of the Improvements, as more particularly set forth in the Approved Budget, including Tenant Improvement Costs (other than Tenant Allowance Payments).
“Land” has the meaning assigned to such term in the Recitals.
“Lender” has the meanings assigned in the Preamble.
“Lien Law” shall mean the Lien Law of the State of New York, as amended from time to time.
“Plans and Specifications” means the final plans and specifications for the construction of the Construction Work prepared by Borrower’s Design Professionals and reasonably approved by Lender, the Construction Consultant and, to the extent then required, by any applicable Governmental Authority and such other parties whose approval or consent may be required under any law, regulation, prior agreement, this Agreement and all modifications, amendments and/or supplements thereof made by Change Orders permitted pursuant to the terms of this Agreement. A list of the preliminary Plans and Specifications is attached hereto as Schedule 3, which Schedule 3 shall be updated in connection with satisfaction of the terms of Section 8.6(d)(i) of the Project Loan Agreement,.
“Project Loan Agreement” has the meaning assigned to such term in the Recitals.
“Punch List Items” means minor construction items to be completed or constructed with respect to the Construction Work which do not materially interfere either with the use and operation of the Project.
“Retainage” has the meaning assigned to such term in Section 4.3(1).
“Unavoidable Delay” means any delay in the Construction Work, if and so long as such delay is caused by (directly or indirectly) natural disaster, fire, earthquake, floods, explosion, actions of the elements, declared or undeclared war, acts of terrorism, riots, mob violence, inability to procure or a general shortage of labor, equipment, facilities, energy, materials or supplies in the open market, failure of transportation, strikes, lockouts not instituted by Borrower, actions of labor unions, condemnation, court orders, laws, rules, regulations or orders of governmental or military authorities or any other similar causes outside of Borrower’s reasonable control; provided, however, (i) “Unavoidable Delay” shall not include lack of or inability to procure monies (other than a Lender’s failure to fund, provided all conditions thereto under the Loan Documents have been satisfied) necessary to fulfill Borrower’s commitments and

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obligations under the Loan Documents, and (ii) under no circumstances shall Unavoidable Delay be in excess of ninety (90) days.
“Unsatisfactory Work” means any Construction Work which the Construction Consultant has reasonably determined has not been substantially completed in a good and workmanlike manner, and, to the extent any Construction Work is not specifically addressed in the construction drawings and specifications, in a manner consistent with sound design principles and/or sound construction practices, or in substantial conformity with the Plans and Specifications, or in accordance with all Applicable Law.
ARTICLE 2

LOAN TERMS
Section 2.1    The Commitments, Loans and Notes.
(1)    Building Loans. Lender agrees, on the terms and conditions of this Agreement, to make loans (each advance of such a loan being a “Building Loan” and collectively, the “Building Loans”) on a non-revolving basis to Borrower in Dollars from time to time in an amount equal to the aggregate amount of Building Loans to be made of such time. The Building Loans shall be advanced from time to time as provided in this Agreement for the payment of all or part of the Cost of Improvement in connection with the construction of the Project and shall be funded and repaid in accordance with this Agreement.
(2)    Requests for Building Loan Advances. With respect to each Building Loan, Borrower shall give Lender (and the Construction Consultant) a Request as provided in Section 4.1(2). Upon fulfillment of the applicable conditions referred to in Article 3 and Schedule 4, Lender shall make such funds available to Borrower by depositing the same, in immediately available funds, in an account designated by Borrower by the end of business on the applicable advance date, to be applied in accordance with the terms of this Agreement.
(3)    Changes of Commitments.
(a)    The Building Loan Commitment shall reduce pro rata automatically by reason of any prepayment of the Building Loans applicable thereto in the amount of any such prepayment.
(b)    The Building Loan Commitment, once terminated or reduced, may not be reinstated.
(4)    Note. The Building Loans to be made by Lender shall be evidenced by the Building Loan Note, payable to Lender in a principal amount equal to the applicable Building Loans covered by such note.
Section 2.2    Interest Rate. Interest shall accrue on the Building Loans at the rate or rates provided for in the Building Loan Note, and shall be paid by Borrower in the amounts and at the times provided for in the Building Loan Note.

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ARTICLE 3
CONDITIONS TO INITIAL DISBURSEMENT
Section 3.1    Conditions to Initial Disbursement. Lender’s obligation to disburse a portion of the Building Loan Commitment on the Closing Date is subject to the satisfaction of each of the following conditions precedent on or before the Closing Date:
(1)    Project Loan Agreement. All of the conditions set forth in Section 3.1 of the Project Loan Agreement shall have been satisfied.
(2)    Schedule of Contractors. A schedule of the identity of all of the Contractors for the Improvements which are engaged as of the Closing Date, and copies of the executed Contracts entered into with such Contractors and all material modifications, amendments and/or supplements with respect thereto, together with a certificate of an Authorized Officer of Borrower certifying that (A) the copies of the Contracts attached to such certificate are true, correct and complete in all material respects; (B) such Contracts attached to such certificate are in full force and effect; and (C) neither Borrower, nor, to Borrower’s knowledge, the Construction Manager nor the applicable Contractor is in default thereunder beyond notice and the expiration of applicable cure periods.
(3)    Plans. Receipt, review, and reasonable approval by Lender, and at Lender’s option, the Construction Consultant of the preliminary Plans and Specifications for the Improvements, sealed by the applicable Design Professionals.
(4)    Cost Review. The delivery by the Construction Consultant to Lender of the Construction Consultant’s Construction, Cost and Plan Review in form and substance satisfactory to Lender.
(5)    Budget. The preliminary Budget as reasonably approved by Lender, which shall include all Project Costs for the Improvements and shall, in Borrower’s reasonable estimation, be sufficient to complete the Improvements and carry the Project through the Maturity Date based on the final Plans and Specifications and the Construction Schedule. To the extent that the Commitments would exceed any of the limits described in this section, they shall be automatically reduced to an amount not in excess of the limits described in this section.
(6)    Construction Schedule. The preliminary Construction Schedule, together with (if any Construction Work has been commenced prior to the Effective Date) evidence reasonably satisfactory to Lender that the development of the Construction Work is proceeding in accordance with the Construction Schedule and the Budget.
(7)    Other Documents. Lender shall have received and reasonably approved such other documents, materials or information as Lender or its counsel shall reasonably require.
ARTICLE 4

FUTURE DISBURSEMENTS OF THE BUILDING LOANS

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Section 4.1    General Conditions.
(1)    Subject to (a) Borrower’s satisfaction of the applicable conditions precedent set forth in Schedule 4 and (b) Borrower’s compliance with the applicable provisions of this Article 4, Lender shall disburse the proceeds of each Building Loan within twelve (12) Business Days after Lender’s receipt of all of the documents and items to be delivered or received pursuant to Schedule 4 and this Article 4; provided, however, that at no time shall Lender be obligated to:
(a)    advance to Borrower more than the amount that Borrower have funded from their own monies or are then required to fund to the party seeking payment or, in the case of reimbursement, to the party seeking reimbursement (subject to Retainage, if applicable
(b)    make an advance if the Building Loans are not In-Balance in accordance with Section 4.3 of the Project Loan Agreement,
(c)    subject to possible reallocation in accordance with this Agreement and the Project Loan Agreement, advance proceeds of a Building Loan in an amount in excess of the Budget Line Items set forth in the Budget, as the same may be adjusted in accordance with the terms of this Agreement,
(d)    except as provided in Section 4.3 hereof, advance any portion of the Retainage,
(e)    except as provided in Section 4.4 hereof, make any Building Loans with respect to materials not yet incorporated into the Improvements,
(f)    make an advance in connection with any Change Order for which Lender’s approval is required under Section 9.7(2) which has not been approved by Lender in accordance with Section 9.7(2),
(g)    make any Building Loans for any contractor until, (A) in the case of a Major Contractor, such Major Contractor has been reasonably approved by Lender in accordance with the provisions of the Project Loan Agreement and has duly executed and delivered to Lender the applicable consent and attornment agreement in substantially the form attached to the General Assignment, and (B) in the case of any Contractor required to be bonded pursuant to the terms hereof or the terms of the Construction Management Agreement, the work to be performed by such Contractor is covered by a Bond; or
(h)    make any Building Loans with respect to any sums due a Design Professional, until such Design Professional has duly entered into a contract with Borrower, a copy (certified by an Authorized Officer of Borrower) of such contract has been delivered to Lender, and such Design Professional has duly executed and delivered to Lender the applicable Consent and Agreement in substantially the form attached to the General Assignment.
(2)    Notwithstanding anything to the contrary contained in this Agreement, the Lender shall have no obligation to advance any Building Loan unless Lender is, at all times, reasonably satisfied that the Improvements can be constructed Lien free (subject to Permitted

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Encumbrances), substantially in accordance with the Plans and Specifications for the sums set forth in the Budget subject to possible reallocation in accordance with this Agreement and the Project Loan Agreement (or, if more, Borrower has furnished the difference in cash or cash equivalents, subject to the provisions of Sections 4.3, 4.4 and 4.5 of the Project Loan Agreement) by the Completion Date.
Section 4.2    Procedure for Making Disbursements of Building Loan Proceeds.
(1)    Disbursements shall be made from time to time as construction progresses pursuant to a Request, but no more frequently than once in each calendar month.
(2)    Each Request shall (a) be duly executed by an Authorized Officer on behalf of Borrower, (b) be submitted to Lender and the Construction Consultant not less than twelve (12) Business Days prior to the proposed disbursement date for such Building Loans, (c) specify the items to be paid or reimbursed with the proceeds of the requested Building Loans, and (d) include the documentation required to be included therewith under Schedule 4.
(3)    All advances of the Building Loans shall be made for the payment of Project Costs in accordance with the Budget upon Borrower’s satisfaction of the applicable conditions set forth in this Article 4 and Schedule 4 – Parts A and B, as applicable.
Section 4.3    Retainage.
(1)    Disbursement of the available proceeds of each Building Loan with respect only to Hard Costs shall be limited to ninety percent (90%) of the value of the Hard Costs Work set forth in the applicable Request; provided, however, where the retainage percentage amount set forth in any contract or subcontract for such portion of the Improvements is a percentage amount less than ninety percent (90%) of the value of such Hard Costs Work, then such the disbursement of such available proceeds shall be limited to such lower percentage value of such Hard Costs Work. The amounts authorized to be withheld pursuant to this paragraph (1) being collectively referred to herein as the “Retainage.” No Retainage will apply to Soft Costs.
(2)    Lender shall advance Building Loans pursuant to a Request to pay portions of the Retainage with respect to each contract (including a Major Contract) prior to Construction Completion, within twelve (12) Business Days after Borrower’s compliance with the following conditions to the satisfaction of Lender with respect to such contracts and leases:
(a)    all of the work under such contract is finally completed substantially in accordance with the terms of such contract and the applicable Plans and Specifications, as the case may be, and Lender receives a certification to that effect from an Authorized Officer of Borrower and Borrower’s Architect and at Lender’s option such work has been approved by the Construction Consultant;
(b)    the work performed by such Contractor has been approved, to the extent such approval is required, by the Governmental Authorities having jurisdiction over the same and the applicable permits with respect to such work, if any, have been issued;

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(c)    the contract provides for such early release of the applicable Retainage;
(d)    the applicable Contractor (including the Construction Manager) with respect to which the Retainage is being released delivers to Lender a final and complete release of Lien in form and substance reasonably acceptable to Lender, conditional only upon receipt of payment of such Retainage, with respect to such work;
(e)    the applicable surety has delivered a consent and release in connection with any Bonds;
(f)    if and as required, Lender shall have received copies of any warranties, guaranties or “as built” drawings relating to the work performed by each such Contractor in connection with the Construction Work; and
(g)    all other applicable requirements and conditions with respect to such advance of Building Loan proceeds are satisfied.
Section 4.4    Stored Materials; Deposits.
(1)    Lender shall advance the proceeds of Building Loans with respect to materials and equipment that are included in the Budget and are not yet incorporated into the Improvements as of the date of the applicable Building Loans, but are temporarily stored at the Project so long as Lender shall have received the following items, each in form and substance reasonably satisfactory to Lender:
(a)    evidence that Borrower has an obligation under the applicable contract, subcontract or purchase order to pay for such materials and equipment prior to their installation;
(b)    evidence that the ownership of such materials and equipment is vested in Borrower free of any liens and claims of third parties, including, without limitation, bills of sale and conditional lien waivers from the respective Contractor and that such material and equipment are clearly marked to indicate the ownership thereof by Borrower;
(c)    evidence that such stored materials are included within the coverages of insurance policies carried by Borrower or proof of other insurance (which shall include a standard mortgagee endorsement or its equivalent to the extent available) which has been reasonably approved by Lender;
(d)    evidence acceptable to Lender, and at the Lender’s option, the Construction Consultant, that the stored materials are reasonably protected against vandalism (casualty), theft or damage;
(e)    evidence that Building Loans for said materials do not, at any one time, exceed, in the aggregate, $250,000, inclusive of the amount requested;
(f)    evidence that Lender has a perfected first security interest in such material prior to or simultaneous with the making of such Building Loans;

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(g)    evidence reasonably acceptable to Lender, and at Lender’s option the Construction Consultant, as to the identity, quality and quantity of same; and
(h)    evidence that all other applicable requirements and conditions with respect to such advance of Building Loan proceeds have been satisfied.
(2)    Unless otherwise approved by Lender, Lender shall not be required to make any Building Loans with respect to any materials or equipment unless and until such materials and equipment are delivered to the Project. Any determination by Lender of whether to make any Building Loans for materials, equipment or parts that are included in the Budget but are temporarily stored at sites other than the Project, shall be conditioned upon, among other things:
(a)    satisfaction of the requirements set forth in Section 4.4(1)(a), (b), (d), (g) and (h) with respect to any such materials, equipment and parts;
(b)    evidence that upon payment the ownership of such fabricated materials, equipment and parts is vested in Borrower free of any liens and claims of third parties, including, without limitation, bills of sale and conditional lien waivers from the respective supplier and UCC searches with respect to the respective supplier;
(c)    evidence that the materials, equipment and parts are under the control of the applicable supplier and are being kept at bonded warehouse sites or otherwise stored in a designated and secured area reasonably satisfactory to Lender, and at Lender’s option the Construction Consultant, in each case in the U.S.A. and reasonably approved by Lender, and at Lender’s option the Construction Consultant; and that such equipment and parts shall have been clearly designated, marked or tagged to indicate ownership by such Borrower and the security interest of Lender therein;
(d)    evidence that Lender has a perfected security interest (i.e., Uniform Commercial Code filings or other applicable filings) in such materials, equipment and parts prior to or simultaneous with the making of such Building Loans, which requirement shall, if requested by Lender in connection with the first advance for property stored in the applicable state (and in connection with any other advance in such state when Lender reasonably believes that the collateral is substantially different from the type of collateral covered by the first opinion), be supported by the opinion of a local counsel in the state where the applicable equipment and parts are stored; and
(e)    the Construction Consultant and/or Lender shall have the right during normal business hours to inspect such materials, equipment and parts and the locations where such equipment and parts are stored.
(3)    Lender shall advance the proceeds of Building Loans with respect to deposits or other advance funding arrangements solely to the extent that such deposit or advance funding arrangement has been approved by Lender in its reasonable discretion.

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Section 4.5    Tenant Improvement Costs. Unless otherwise permitted by Lender, advances of the Loan for Tenant Improvement Costs shall be limited to costs actually payable to a contractor or service provider as evidenced by the invoice and payment request from such contractor or service provider. Lender may require, as a condition for the disbursement of any advance of the Loan for Tenant Improvement Costs that the plans and specifications for such tenant improvements be delivered to and reasonably accepted by Lender, and that the construction contract for such tenant improvements be delivered to Lender for its review (if available to Borrower under the terms of the applicable Lease). Lender agrees that its review and approval of the plans and specifications for such tenant improvements and such construction contract will be completed within the time period applicable to Borrower’s review and approval of such items under the terms of the applicable Lease, provided that Lender receives such plans and specifications concurrently with the delivery of such plans and specifications to Borrower.
Section 4.6    Unsatisfactory Work. If the Construction Consultant shall in its reasonable discretion determine that a portion of the Construction Work for which Loans are sought is Unsatisfactory Work, Lender shall be entitled to withhold from such Loans amounts sufficient to pay for correction of the Unsatisfactory Work and Lender shall disburse such amounts to Borrower promptly after such Unsatisfactory Work has been rectified. No such action by Lender shall be deemed to affect Borrower’s obligation to complete the Improvements on or before the Completion Date.
Section 4.7    Direct Loan Advances by Lender. Lender shall advance all or any part of any particular Building Loan to Borrower for disbursement in accordance with a Request, or during the continuance of an Event of Default, Lender may make such Loan Advances directly to the Construction Manager, a Major Contractor, other Contractor or other party any costs payable to such party, or at Borrower’s expense, to the Title Insurer which shall pay said monies to the parties as so instructed by Lender. In addition, Lender may make Advances as contemplated by Section 4 of the Completion Guaranty (whether the applicable work is being performed by the Guarantor or Lender). The execution of this Agreement by Borrower shall, and hereby does, constitute an irrevocable authorization to Lender to make such direct advances provided for above and no further authorization from Borrower shall be necessary to warrant such direct advances, and all such direct advances shall be secured by the Security Documents as fully as if made directly to Borrower, regardless of the disposition thereof by any party so paid. At Lender’s request, any advance of Building Loan proceeds made by and through the Title Insurer may be made pursuant to the provisions of a construction escrow agreement in the form then in use by such company with such modifications or amendments thereto as are reasonably required by Lender and Borrower. Borrower agrees to join as a party to such escrow agreement and to comply with the requirements set forth therein (which shall be in addition to and not in substitution for the requirements contained in this Agreement) and to pay the reasonable fees and expenses of the Title Insurer charged in connection with the performance of its duties under such construction escrow agreement.
Section 4.8    No Waiver or Approval by Reason of Loan Advances. The making of any Building Loans by Lender shall not be deemed an acceptance or approval by Lender (for the benefit of any Borrower or any third party) of the Construction Work or other work theretofore done or constructed or to the Lender’s obligations to make further Building Loans, nor, in the

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event any Borrower is unable to satisfy any condition, shall any such failure to insist upon strict compliance have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as herein provided. Lender’s waiver of, or failure to enforce, any conditions to or requirements associated with any Building Loans in any one or more circumstances shall not constitute or imply a waiver of such conditions or requirements in any other circumstances.
Section 4.9    Construction Consultant. Lender reserves the right to employ the Construction Consultant and any other consultants necessary, in Lender’s reasonable judgment, to review Requests for Loan Advance and inspect all construction and the periodic progress of the same, the reasonable cost therefor to be borne by Borrower as a loan expense. Borrower shall, to the extent in Borrower’s possession or control, make available to Lender and the Construction Consultant on reasonable notice during business hours and to the extent required by the Loan Documents, all documents and other information (including, without limitation, receipts, invoices, lien waivers and other supporting documentation to substantiate the costs to be paid with the proceeds of any Request) which any Contractor or other Person entitled to payment for Construction Work is required to deliver to Borrower and shall use its commercially reasonable efforts to obtain any further documents or information reasonably requested by Lender or the Construction Consultant in connection with any Loan or the administration of this Agreement. Borrower acknowledges and agrees that the Construction Consultant shall have no responsibilities or duties to Borrower, and shall be employed solely for the benefit of Lender. No default of Borrower will be waived merely by an inspection by Lender or the Construction Consultant. In no event will any inspection by Lender or the Construction Consultant be a representation that there has been or will be compliance with the Plans and Specifications or that the Construction Work is free from defective materials or workmanship. Any and all provisions of this Agreement in respect of the Construction Consultant shall be enforceable solely by, and at the option of, Lender, and no Borrower shall be a third-party beneficiary thereof. Any and all reports, advice or other information provided by the Construction Consultant to Lender or otherwise produced by or in the possession of the Construction Consultant shall be confidential, except that Borrower shall have the right to reasonably request and review same from time to time.
Section 4.10    Authorization to Make Loan Advances to Cure Borrower’s Defaults. If an Event of Default shall be continuing, Lender (subject to the provisions of Section 14.3 of the Project Loan Agreement) may (but shall not be required to) perform any of such covenants and agreements with respect to which the Event of Default relates. Any amounts expended by Lender in so doing shall constitute a Building Loan and be added to the outstanding principal balance of the Building Loans, and Lender shall make the applicable Building Loans to fund any such disbursements. The authorization hereby granted is irrevocable, and no prior notice to or further direction or authorization from any Borrower is necessary for Lender to make such disbursements.
Section 4.11    Reserved.
Section 4.12    Lender’s Right to Make Loan Advances in Compliance with the Completion Guaranty. Any Building Loan proceeds disbursed by Lender as contemplated by Section 1.01(c) of the Completion Guaranty (whether the applicable work is being performed by any Guarantor or Lender) shall constitute a Building Loan and be added to the outstanding

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principal balance of the Building Loans, and Lender shall make the applicable Building Loans to fund any such disbursements. The authorization hereby granted is irrevocable and no prior notice to or further direction or authorization from any Borrower is necessary for Lender to make such disbursements.
Section 4.13    No Third-Party Benefit. This Agreement is solely for the benefit of the Lender and Borrower and, to the extent set forth in Completion Guaranty, Guarantors. All conditions of the obligations of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and may be freely waived or modified in whole or in part by Lender at any time if in their sole discretion they deem it advisable to do so, and no Person other than Borrower (provided, however, that all conditions have been satisfied) shall have standing to require Lender to make any Building Loan advances or shall be a beneficiary of this Agreement or any advances to be made hereunder.
ARTICLE 5
INSURANCE, CONDEMNATION, AND IMPOUNDS
Section 5.1    Insurance, Condemnation, Impounds. Provisions relating to insurance, condemnation and impounds, including, without limitation, the use of casualty and condemnation proceeds shall be subject to the terms of Article V of the Project Loan Agreement, which is hereby incorporated by reference.
ARTICLE 6

ENVIRONMENTAL MATTERS
Borrower hereby repeats and agrees to observe all representations, warranties and covenants contained in Article IX of the Project Loan Agreement with the same force and effect as if set forth herein in their entirety.
ARTICLE 7
REPRESENTATIONS AND WARRANTIES
Borrower hereby reaffirms and ratifies the representations and warranties set forth in Article VI of the Project Loan Agreement and elsewhere in the Project Loan Agreement with the same force and effect as if set forth herein in their entirety and each such representation and warranty remains true and correct in all material respects as of the Effective Date (subject to any changes resulting from changed circumstances or facts which do not constitute an Event of Default). Borrower hereby represents and warrants to Lender that, as of the Effective Date:
Section 7.1    Cost of Improvement. Each item included in the Budget as part of the “Building Loan” is included within the definition of Cost of Improvement. A true statement under oath, verified by Borrower, in full compliance with Section 22 of the Lien Law is attached hereto as Exhibit B.
Section 7.2    Design Professionals’ Certificates. To Borrower’s best knowledge, the certifications set forth in the certificates of the Design Professionals which Borrower have

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furnished are true and correct in all material respects.
ARTICLE 8
FINANCIAL REPORTING
Borrower hereby reaffirms and ratifies the representations and warranties set forth in Article VII of the Project Loan Agreement and elsewhere in the Project Loan Agreement with the same force and effect as if set forth herein in their entirety.
ARTICLE 9
COVENANTS
Borrower hereby repeats and agrees to observe all covenants contained in Article VIII of the Project Loan Agreement with the same force and effect as if set forth herein in their entirety. In addition, Borrower covenants and agrees with Lender that, so long as any Commitment or Loan is outstanding and until payment in full of all amounts payable by Borrower hereunder:
Section 9.1    Payment for Labor and Materials. Borrower shall promptly pay when due all invoices and costs for labor, materials, and specifically fabricated materials incurred in connection with the Project and shall, subject to Borrower’s right to contest the same pursuant to the Project Loan Agreement and this Agreement, discharge, by bond or otherwise, any Liens filed against the Project, in no event later than sixty (60) days of the filing thereof (and, to the extent provided for in the Loan Documents, promptly advance funds for such bond or discharge in accordance with the Loan Documents). In addition, Borrower may contest the validity or amount of such invoices and Liens so long as (1) Borrower notify Lender that it intends to contest such claim or demand, (2) Borrower provides Lender with an indemnity, bond or other security reasonably satisfactory to Lender assuring the discharge of Borrower’s obligations for such claims and demands, including interest and penalties, and (3) Borrower shall promptly upon final determination thereof pay the amount of such items, together with all costs, interest and penalties.
Section 9.2    Inspection. Borrower shall permit representatives of Lender and the Construction Consultant, at reasonable times and on reasonable advance notice, to examine its books of record and account, to make copies and abstracts therefrom, and to discuss its affairs, finances and accounts with its principal officers, engineers and independent accountants (and by this provision Borrower authorizes said accountants to discuss with such Persons such affairs, finances and accounts, but after prior notice to Borrower of such discussions). Without limiting the foregoing, representatives of the Construction Consultant and Lender shall have the right at reasonable times and on reasonable advance notice to (a) inspect the Project and all materials to be used in connection with the construction of the Improvements from time to time and to witness the construction thereof, (b) to conduct such non-invasive environmental and engineering inspections and studies as Lender may require, (c) to examine all detailed plans and shop drawings in connection with the construction of the Improvements and (d) provided Borrower is presented with the opportunity to be present, meet with the representatives of the Design Professionals, the Construction Manager and the Major Contractors to discuss the status

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and issues relating to the construction of the Improvements (and by this provision Borrower authorizes Borrower’s Architect, the Construction Manager and the Major Contractors to reasonably cooperate and discuss with such Persons such construction matters, but after reasonable prior notice to Borrower of such discussions). Borrower shall at all times cause a complete set of the original plans (and all supplements thereto) relating to the construction of the Project to be maintained at the Project or construction office and available for inspection by such representatives.
Section 9.3    Project Construction and Completion.
Subject in all instances to any Unavoidable Delays:
(1)    Borrower shall construct the Construction Work in a good and workmanlike manner in accordance with generally accepted engineering and construction practice, the Plans and Specifications, the Construction Schedule and Applicable Law.
(2)    Borrower shall cause the Construction Completion to occur prior to the Completion Date (other than Punch List Items which shall be completed by Borrower with diligence following the Completion Date). Borrower shall be required to obtain temporary certificates of occupancy for all aspects of the Project not later than ninety (90) days following Construction Completion.
(3)    Borrower shall not commence construction of any Construction Work, or any particular component thereof, until Borrower or any such tenant has obtained all Government Approvals required under Applicable Law for the commencement of construction of such Construction Work or such component thereof, as the case may be. Borrower shall be obligated to obtain the licenses and permits set forth on Schedule 1 attached hereto no later than the date set forth opposite such license or permit on Schedule 1.
(4)    Once begun, Borrower shall cause the construction of the Construction Work to be prosecuted with diligence in accordance with the Construction Schedule, subject to Borrower’s right to contest the same, free and clear of Liens or claims for Liens for materials supplied and for labor or services performed in connection with the construction of the applicable Improvements. Subject to Borrower’s right to contest the same, in no event shall Borrower permit or suffer any party, including subcontractors, to commence proceedings to enforce any Lien unless and to the extent that said Lien is fully bonded; provided that such bonding effects the removal of any such Liens or claims.
(5)    Borrower shall deliver to Lender, on demand, copies of all contracts, bills of sale, statements, receipted vouchers and agreements under which any Borrower claims title to any materials, fixtures or articles incorporated in the Improvements.
(6)    Borrower shall, upon demand of Lender based upon the advice of the Construction Consultant, correct any Unsatisfactory Work; and the advance of any proceeds of any Loan shall not constitute a waiver of Lender’s right to require compliance with this covenant with respect to any such Unsatisfactory Work. None of Lender or the Construction Consultant shall have any affirmative duty to any Borrower or any third party to inspect for Unsatisfactory Work or other defects or to call them to the attention of Borrower or anyone else.

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(7)    Borrower shall (and shall cause each Affiliate of Borrower party thereto to):
(a)    perform and observe in all material respects all of its material covenants and material agreements contained in the Construction Management Agreement, each Contract, each other Project Document and each Government Approval to which it is a party or by which the Project or any portion thereof is bound;
(b)    take all reasonable and necessary action to prevent the termination, in accordance with the terms thereof or otherwise, of the Construction Management Agreement, any Contract, any other material Project Document and any Government Approval;
(c)    enforce in accordance with its terms each material covenant or obligation set forth in the Construction Management Agreement, each Contract, each other Project Document and each Government Approval;
(d)    promptly give Lender copies of any written notices of material default or material violation or other material notices given by or on behalf of Borrower, or received by or on behalf of Borrower from any other Person under the Construction Management Agreement, any Contract, any other material Project Document or any Government Approval;
(e)    to the extent reasonably requested by Lender, promptly replace any materially defaulting Contractor, and Borrower shall promptly deliver all required information and documents to Lender regarding each replacement Contractor;
(f)    if the Construction Consultant in its reasonable judgment determines that one or more elements of the Construction Work will not be completed according to the Construction Schedule, or that the Construction Work will not be completed by the Completion Date, reschedule the work of construction to permit timely completion to the extent reasonably possible. Within fifteen (15) days after receiving such a request from Lender, Borrower shall deliver to Lender a revised Construction Schedule showing timely completion of such work; and
(g)    take all such commercially reasonable action to achieve the purposes described in clauses (a), (b), (c), (d), (e) and (f) of this Section 9.3(7) as may from time to time be reasonably requested by Lender in writing; provided however that, Borrower shall be permitted, upon Lender’s reasonable approval, to contest the validity or applicability of any requirement under the Construction Management Agreement, the Architect’s Agreement, any Contract or any Project Document.
(8)    Borrower shall deliver to Lender and the Construction Consultant copies of all Major Contracts for Lender’s approval in accordance with the provisions of the Project Loan Agreement and all other Contracts for informational purposes entered into for the construction of the Improvements. Within twenty (20) days after receiving a written request from Lender, except to the extent previously delivered, Borrower shall deliver to Lender any and all of the following information and documents that Lender may specify, all in forms reasonably acceptable to Lender: (a) a current, complete and correct list showing the name, address and telephone number of each Contractor engaged in connection with the construction of the

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Improvements, and the total dollar amount of each contract and subcontract (including any changes) together with the amounts paid through the date of the list; (b) true and correct copies of the most current versions of all executed Contracts and subcontracts identified in the list described in clause (a) above, including any changes; (c) a construction progress schedule showing the progress of construction and the projected sequencing and completion times for uncompleted work all as of the date of the schedule; and (d) any update to any item described above, which Borrower may have previously delivered to Lender. Borrower expressly authorize Lender to contact Borrower’s Architect, each Construction Manager, any consulting engineer(s) or any Contractor or Governmental Authority to verify any information disclosed in accordance with this Section.
Section 9.4    Proceedings to Enjoin or Prevent Construction. If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful all or any part of the Construction Work, Borrower, at its sole cost and expense, will cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom, and will, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use its commercially reasonable efforts to bring about a favorable and speedy disposition of all such proceedings.
Section 9.5    Lender’s and Construction Consultant’s Actions for their Own Protection Only. The authority herein conferred upon Lender, and/or the Construction Consultant and any action taken by Lender and/or the Construction Consultant in accordance with the provisions of this Agreement in making inspections, procuring sworn statements and waivers of lien, approving Contracts and subcontracts and approving Plans and Specifications will be taken by Lender and the Construction Consultant for their own protection only, and none of Lender or the Construction Consultant shall be deemed to have assumed any responsibility to Borrower or any other party with respect to any such action herein authorized or taken by Lender or the Construction Consultant or with respect to the Construction Work, performance of Contracts by any Contractors, or prevention of claims for mechanics’ liens. Any review, investigation or inspection conducted by Lender, the Construction Consultant or any other architectural or engineering consultants retained by Lender in order to verify independently Borrower’s satisfaction of any conditions precedent to advances under this Agreement, Borrower’s performance of any of the covenants, agreements and obligations of Borrower under this Agreement, or the validity of any representations and warranties made by Borrower hereunder (regardless of whether or not the party conducting such review, investigation or inspection should have discovered that any of such conditions precedent were not satisfied or that any such covenants, agreements or obligations were not performed or that any such representations or warranties were not true), shall not affect (or constitute a waiver by Lender of) (a) any of Borrower’s representations, warranties or obligations under this Agreement or Lender’s reliance thereon or right to require the performance thereof or (b) Lender’s reliance upon any certifications of Borrower or the Design Professionals required under this Agreement or any other facts, information or reports furnished to Lender by Borrower hereunder.
Section 9.6    Sign and Publicity. If Lender requests, Borrower shall, to the extent permitted by Applicable Law, erect a sign reasonably approved by Lender on the Project

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in a conspicuous location indicating that the financing for the Project has been provided by the Lender. Borrower shall include in the initial public announcement or media release concerning the acquisition of the Project, a statement that Lender has provided the financing for the Project.
Section 9.7    Amendment of Project Documents and Government Approvals; Change Orders.
(1)    Borrower shall not, without Lender’s prior consent:
(a)    take any action to cancel or terminate any material right under the Construction Management Agreement, any Major Contract, any other Project Document or any Government Approval to which it is a party;
(b)    sell, assign, pledge, transfer, mortgage, hypothecate or otherwise dispose of (by operation of law or otherwise) or encumber any part of its interest in the Construction Management Agreement, any Contract, any other Project Document or any Government Approval except in accordance with the provisions of the Project Loan Agreement;
(c)    waive any material default under or breach of any material provisions of the Construction Management Agreement, any Major Contract, any other Project Document or any Government Approval, or waive, forgive, release or fail to enforce any material right, interest or entitlement, howsoever arising, under or in respect of any of the foregoing, or vary or agree to the variation in any material way of any of the foregoing or of the performance of any other Person or Governmental Authority thereunder;
(d)    materially amend or modify any material provision of, or give any consent under, the Construction Management Agreement, any Major Contract, any other Project Document or any Government Approval (including, without limitation, the Plans and Specifications, the Construction Schedule or the Bonds) except as permitted under this Agreement and the Project Loan Agreement, including, without limitation, any material amendment or modification which, subject to Borrower’s right to make Change Orders pursuant to the provisions of subsection (2) below, would materially increase or change the Budget or any Budget Line Item; or which might materially and adversely affect the value of the security for the Loans; or which, regardless of cost, is a material change in structure, design or function; or which might delay completion of any element of the Construction Work beyond the time allotted for it in the Completion Schedule, unless such delay can be made up in the performance of another element of the Project Work, or completion of the satisfaction of the Project Work Substantial Completion Conditions for the Construction Work beyond the applicable Completion Date therefor;
(e)    petition, request or take any other legal or administrative action that seeks, or may reasonably be expected, to rescind, terminate or suspend the Construction Management Agreement, any Major Contract, any other Project Document or any Government Approval or amend or modify all or any material part thereof; or
(f)    enter into, or permit the Construction Manager to enter into, any new Major Contract (which consent shall be conditioned upon the delivery by the Major Contractor thereunder of a Consent and Agreement).

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(2)    Borrower shall obtain Lender’s and the Construction Consultant’s approval for any Change Order that exceeds $100,000 with respect to any single change or related group or series of changes. At such time as all Change Orders in the aggregate have exceeded $250,000, Borrower shall obtain Lender’s and the Construction Consultant’s reasonable approval in writing for all subsequent Change Orders. With respect to any Change Order approval requested in connection with this paragraph (2) above, Borrower’s initial request for approval shall (A) refer to this Section 9.7(2), (B) clearly set forth that Lender has five (5) Business Days to respond and (C) contain all information as Lender shall reasonably request in connection with such Change Order.
(3)    Subject to the provisions of this Section 9.7, Borrower shall from time to time promptly deliver to Lender and the Construction Consultant all Change Orders, pending or executed, along with evidence that all Government Approvals relating thereto have been obtained, together with any documents related thereto, and a written description of the proposed change and related working drawings, a written estimate of the cost of the proposed change and the time necessary to complete it and a written explanation of the reasons therefor.
Section 9.8    Lien Law. Borrower, in compliance with Section 13 of the Lien Law covenants that it shall receive and hold the advances of the Building Loans hereunder and the right to receive the same as a trust fund for the purpose of first paying the “cost of the improvement”, as such quoted term is defined in the Lien Law, before using any part thereof for any other purpose.
ARTICLE 10

EVENTS OF DEFAULT
Each of the following shall constitute an Event of Default under the Loans:
Section 10.1    Project Loan Agreement. An Event of Default shall occur under the Project Loan Agreement or any other Loan Document and is continuing beyond any applicable notice and cure periods.
Section 10.2    Access to Project. If Lender or the Construction Consultant or their representatives are denied access to the Project during customary working hours upon reasonable prior notice to Borrower to inspect the Improvements and the construction thereof and all materials, fixtures and articles used or to be used in connection therewith, and, to the extent required pursuant to the Loan Documents, to examine all detailed plans, shop drawings and specifications which relate to the Improvements and such default remains uncured for a period of twenty (20) days after notice thereof from Lender to Borrower; provided, however, that if such default is caused as a result of the Construction Manager or a Major Contractor, such twenty (20) day period shall be extended so long as Borrower are diligently pursuing its rights and remedies to cause compliance by the Construction Manager or such Major Contractor.
Section 10.3    Termination of Contracts. If for any reason the Construction Manager or any Major Contract is terminated and not promptly (but in no event later than sixty (60) days

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after any such termination) replaced with a substitute construction management agreement or Major Contract, as the case may be, in each case reasonably acceptable to Lender and from a new construction manager or contractor, as the case may be, approved by Lender.
Section 10.4    Unsatisfactory Work. Borrower shall fail to cause any Unsatisfactory Work to be corrected to the satisfaction of Lender and the Construction Consultant within thirty (30) days after notice of such disapproval; provided, however, that if such Unsatisfactory Work cannot reasonably be corrected within such thirty (30) day period, then so long as Borrower shall have commenced to cause the correction of such Unsatisfactory Work within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cause the correction of the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cause the correction of such Unsatisfactory Work, but in no event beyond the date which is ninety (90) days after the applicable notice of disapproval (subject, in all instances, to Unavoidable Delays).
Section 10.5    Construction Work. The Construction Work (a) is not completed on or before the Completion Date, or (b) at any time, is discontinued (subject to Unavoidable Delay) or abandoned for more than thirty (30) consecutive days; provided that no Event of Default shall occur as a result of such failure if Borrower shall have delivered or caused to be delivered to Lender an updated “as is” Appraisal (at Borrower’s expense) evidencing that the Loan-to-Value Ratio does not exceed 70.0%, it being understood that Borrower may prepay the Loan in accordance with the Loan Documents in order to cause compliance with the condition set forth in this proviso.
ARTICLE 11

REMEDIES
Upon the occurrence of any Event of Default, Lender may (subject to, and in accordance with, the provisions of Section 14.3 of the Project Loan Agreement) and, upon request of Lender shall, by written notice to Borrower, pursue any one or more of the remedies set forth in the Project Loan Agreement or the other Loan Documents, concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any other.
WHETHER OR NOT LENDER ELECT TO EMPLOY ANY OR ALL OF THE REMEDIES AVAILABLE TO IT UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, LENDER SHALL BE LIABLE FOR THE CONSTRUCTION OF OR FAILURE TO CONSTRUCT, COMPLETE OR PROTECT THE IMPROVEMENTS OR FOR PAYMENT OF ANY EXPENSES INCURRED IN CONNECTION WITH THE EXERCISE OF ANY REMEDY AVAILABLE TO LENDER OR FOR THE CONSTRUCTION OR COMPLETION OF THE IMPROVEMENTS OR FOR THE PERFORMANCE OR NON-PERFORMANCE OF ANY OTHER OBLIGATION OF BORROWER.
ARTICLE 12
RECOURSE LIABILITY

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Section 12.1    Recourse Liability. This Agreement shall be subject to the provisions of Section 2.13 of the Project Loan Agreement, which section is hereby incorporated herein by reference.
ARTICLE 13
MISCELLANEOUS
Section 13.1    Incorporation by Reference. The provisions of Article XIV of the Project Loan Agreement are hereby incorporated by reference and shall have the same force and effect as if included herein.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
BORROWER:
210 WEST 31ST STREET OWNER, LLC,
                    a Delaware limited liability company

By:    KBS SOR II 210 WEST 31ST STREET, LLC,
a Delaware limited liability company,
its sole member

By:    ONYX 31st STREET, LLC,
a Delaware limited liability company,
its Managing Member

By:     /s/ John A. Saraceno Jr.
John A. Saraceno, Jr.,
Authorized Signatory

LENDER:
PACIFICCAL PC CORE LENDER, LLC,
                    a Delaware limited liability company

By: /s/ Steve Towle
                    Name: Steve Towle
                    Title: Authorized Signatory

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SCHEDULE 1
LICENSES AND PERMITS

(see attached)

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SCHEDULE 2
TRADE LIST

(see attached)

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SCHEDULE 3
PLANS AND SPECIFICATIONS

(see attached)

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SCHEDULE 4
ADVANCE CONDITIONS
Part A – General Conditions
Part B – Conditions to Final Loans

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Part A.	GENERAL CONDITIONS TO ALL BUILDING LOANS
The obligation of Lender to make any Loans shall be subject to Lender’s receipt, review, approval and/or confirmation of the following, each in form and content satisfactory to Lender in its reasonable discretion (such conditions not to be duplicative to the extent they are the same matters required as conditions precedent to the effectiveness of the Acquisition Loans and/or Project Loans that are being advanced concurrently therewith under the Project Loan Agreement):
1.    There shall exist no Event of Default in each case both before and after giving effect to the requested advance.
2.    The representations and warranties contained in this Agreement and in all other Loan Documents shall be true and correct in all material respects on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date, subject to changes resulting from changed circumstances or facts which do not constitute an Event of Default.
3.    Such advance shall be secured by the Building Loan Mortgage and the other Security Documents, subject only to the Permitted Encumbrances, as evidenced by a pending disbursements clause satisfactory to Lender.
4.    Borrower shall have paid Lender’s reasonable costs and expenses in connection with such advance (including title and attorneys’ fees and expenses).
5.    No proceeding with respect to condemnation, adverse possession, zoning change or usage change proceeding shall have formally commenced against the Project the Project shall not have suffered any damage by fire or other casualty which has not been repaired or is not being restored in accordance with this Agreement; no Applicable Law or injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted or adopted by any Governmental Authority, which would have, in Lender’s judgment, a Material Adverse Effect on the Project or Borrower’s ability to perform its obligations under the Loan Documents.
6.    The Construction Work (or such part thereof as may have been constructed at the time of any borrowing) shall have been constructed substantially in accordance with the Plans and Specifications (as may have been modified in accordance with this Agreement) and all applicable Government Approvals.
7.    If requested by Lender, the Construction Consultant shall have reviewed and approved the disbursement requested in the Request delivered by Borrower with respect to such Loan. Such Request shall include copies of all documents, contracts, invoices, bills, construction records, lien waivers, Change Orders, and drawings, plans and specifications as the Construction Consultant shall reasonably require, to enable the Construction Consultant to timely review each Request.

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8.    Borrower shall have provided the Construction Consultant and Lender, or their representatives, prompt and reasonable access to the Project, in order to inspect the Construction Work then completed.
9.    Lender shall have received the following items in connection with each Loan:
(a)    A Request as provided in Section 4.2 of the Project Loan Agreement duly executed by an Authorized Officer of Borrower, together with the required attachments thereto;
(b)    Such invoices, contracts and other supporting data as Lender may reasonably require to evidence that all Project Costs for which disbursement of Building Loans is sought have been incurred and are then due and payable;
(c)    Except for Liens insured against pursuant to the Title Policies or liens being contested by Borrower pursuant to the terms of the Loan Documents, (i) sworn unconditional waivers of lien from contractors, subcontractors, materialmen, suppliers and vendors, covering all work for which funds have been advanced pursuant to a prior disbursement and (ii) at Lender’s election, sworn conditional waivers of lien from contractors, subcontractors, materialmen, suppliers and vendors, covering all work of such Persons for which funds are being advanced pursuant to the then current Request, all in compliance with the Lien Law;
(d)    Copies of any Change Orders which have not been previously furnished to Lender and the Construction Consultant, all of which shall be subject to Lender’s review and approval in accordance with this Agreement;
(e)    Copies of all Contracts, subcontracts and purchase orders which have been executed or Modified since the last Advance, together with (i) any Bonds (to the extent required under this Agreement), (ii) a certificate by an Authorized Officer of Borrower certifying that the delivered items are true, accurate and complete copies of the originals thereof, and (iii) Consents and Agreements in the applicable form attached to the General Assignment from each Major Contractors who has entered into a Major Contract but has not previously delivered a Consent and Agreement;
(f)    To the extent not previously delivered to Lender and in the case where an Advance is requested in connection with stored materials, inventory of materials and equipment stored on the Project and evidence that Borrower has complied with all of the requirements of Section 4.8 relating to such stored materials;
(g)    Copies of all Government Approvals (to the extent required as of such date) not previously delivered to Lender;
(h)    If any material dispute arises between or among Borrower, the Construction Manager or any Major Contractor, a written summary in reasonable detail of the nature of such dispute;
(i)    If the Budget shall have been modified, copies of all such modifications, all of which shall be subject to Lender’s review and approval in accordance with this Agreement;

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(j)    Copies of any amendments to the Construction Schedule not previously delivered to Lender, all of which shall be subject to Lender’s review and approval in accordance with this Agreement; and
(k)    To the extent not previously delivered to Lender, evidence showing compliance with the insurance provisions of Section 3.1.
10.    All of the conditions set forth in Article III shall have been satisfied.
11.    The Loans shall be In-Balance.
12.    Such other documents and items as Lender may reasonably request.

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PART B.	CONDITIONS TO THE FINAL BUILDING LOANS FOR CONSTRUCTION WORK
The obligation of Lender to advance Building Loans to Borrower for payment of final construction costs and release of Retainage with respect to the Improvements is subject to the further condition precedent that all of the following requirements (collectively, the “Project Work Substantial Completion Conditions”) shall have been completed to the reasonable satisfaction of Lender:
1.    Lender and the Construction Consultant (except in the case of clauses (b) and (h) below) shall have received the following items in connection with the final Loans for such Construction Work:
(a)    Evidence of the approval by the applicable Governmental Authorities of such Construction Work for operation to the extent any such approval is a condition of the lawful use of such Construction Work, including, without limitation, valid temporary certificates of occupancy;
(b)    A final as-built survey covering such Construction Work and any paving, driveways and exterior improvements, together with endorsements to the Title Policies which are reasonably satisfactory to Lender and which describe the Improvements located on the Project (ALTA 116 series), insure the lien-free completion of the Improvements (ALTA 101 series, as required by Lender), insure that there are no new encroachments or violations of any recorded covenants, conditions or restrictions affecting the Project (ALTA 100 series), that did not exist as of the Loan closing date and amend any survey exception to reflect the final as-built survey;
(c)    Intentionally omitted;
(d)    Unconditional waivers of lien and sworn statements from all contractors, subcontractors, materialmen, suppliers and vendors with respect to such Construction Work, in each case in compliance with the Lien Law other than Retainage or Punch List Items;
(e)    Certificates from the applicable Design Professionals (such certificates, except in the case of Borrower’s Architect, to be limited to the portion of such Construction Work for which the respective Design Professional was responsible) stating that, to the best of such Design Professional’s knowledge, (i) such Construction Work (A) has been substantially completed in accordance with the Plans and Specifications and (B) is available for occupancy and (ii) such Construction Work as so completed complies with all applicable building codes;
(f)    Intentionally omitted;
(g)    Violation searches, if available and requested by Lender, with Governmental Authorities indicating no notices of violation have been issued with respect to such Construction Work that have not been cured;
(h)    Current searches of all Uniform Commercial Code financing statements filed with the Secretary of State of the state of formation/organization of Borrower and the office of Recorder of the City and County of New York, showing that no Uniform Commercial Code

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financing statements are filed or recorded against Borrower in which the collateral is personal property or fixtures located on the Project or used in connection with the Project other than financing statements with respect to the Loans;
(i)    A certificate of an Authorized Officer of Borrower certifying that:
(i)    Borrower has not received written notice of a condemnation of any portion of the Project or any action which could result in a relocation of any roadways abutting the Project or the denial of access, which, in Lender’s sole judgment, adversely affects the Lender’s security or the operation of the Project, has commenced or, to the best of Borrower’s knowledge, is contemplated by any Governmental Authority;
(ii)    all fixtures, attachments and equipment necessary for the operation of the Project have been installed or incorporated into the Project and are operational and in good working order, free from defects; all guaranties and warranties have been transferred/assigned to Borrower; and Borrower as the absolute owner of all of said property free and clear of all Liens; and
(iii)    all Project Costs relating to such Construction Work have been paid in full except (A) to the extent covered by the final Loans then being requested, and (B) amounts for Hard Costs which Borrower is disputing in good faith and with due diligence; provided that Lender may, in its sole discretion, hold back an amount equal to (x) 100% of the disputed amount minus (y) any Retainage that Lender is still holding with respect to the applicable Hard Costs, and (C) amounts held by Lender with respect to Punch List Items with respect to the applicable Hard Costs.
(j)    Evidence that all of the Government Authorizations required to be obtained have been obtained, and that all actions required to be taken by such time in accordance with the Marketing Plan and Schedule have been completed.
2.    Lender shall have received written certification from the Construction Consultant, or to the extent that Construction Consultant will not provide such a certification, Borrower, that (a) such Construction Work has been substantially completed in accordance with the Plans and Specifications, subject to completion of Punch List Items (as to which, if incomplete on the date of the final disbursement of a Loan for Work, Lender may, in its sole discretion, hold back an amount equal to (a) 100% of the estimated cost of completing such Punch List Items from the final disbursement minus (b) any Retainage that Lender is still holding with respect to the applicable Punch List Items, such amount to be advanced to Borrower on completion of such Punch List Items and the satisfaction of the requirements of Section 4.2 with respect to Retainage, which Borrower shall diligently complete) and (b) the deliveries required in paragraphs 1 and 2 above shall have been received and approved by Lender.
3.    The Future Equity shall have been fully contributed to the Project in accordance with the terms of the Project Loan Agreement.

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EXHIBIT A
LEGAL DESCRIPTION OF PROJECT
ALL THAT CERTAIN PLOT, PIECE OR PARCEL OF LAND, SITUATE, LYING AND BEING IN THE BOROUGH OF MANHATTAN, CITY, COUNTY AND STATE OF NEW YORK, BOUNDED AND DESCRIBED AS FOLLOWS:
BEGINNING AT A POINT ON THE SOUTHERLY SIDE OF 31ST STREET, DISTANT 104 FEET 3 INCHES WESTERLY FROM THE CORNER FORMED BY THE INTERSECTION OF SAID SOUTHERLY SIDE OF 31ST STREET WITH THE WESTERLY SIDE OF SEVENTH AVENUE;
RUNNING THENCE SOUTHERLY PARALLEL WITH THE WESTERLY SIDE OF SEVENTH AVENUE, 37 FEET 9 INCHES;
THENCE WESTERLY PARALLEL WITH THE SOUTHERLY SIDE OF 31ST STREET, 61 FEET 4-1/2 INCHES;
THENCE SOUTHERLY PARALLEL WITH THE WESTERLY SIDE OF SEVENTH AVENUE, 1 FOOT 11-1/2 INCHES;
THENCE WESTERLY PARALLEL WITH THE SOUTHERLY SIDE OF 31ST STREET, 2 FEET 7 INCHES;
THENCE SOUTHERLY PARALLEL WITH THE WESTERLY SIDE OF SEVENTH AVENUE, 59 FEET 1/2 INCH;
THENCE WESTERLY PARALLEL WITH THE SOUTHERLY SIDE OF 31ST STREET, 64 FEET 3-1/2 INCHES;
THENCE NORTHERLY PARALLEL WITH THE WESTERLY SIDE OF SEVENTH AVENUE, 98 FEET 9 INCHES TO THE SOUTHERLY SIDE OF 31ST STREET;
THENCE EASTERLY ALONG THE SOUTHERLY SIDE OF 31ST STREET, 128 FEET 3 INCHES TO THE POINT OR PLACE OF BEGINNING.

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EXHIBIT B
SECTION 22 AFFIDAVIT
(see attached)

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